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                                                                  EXHIBIT (iii)
                                                                  -------------

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:

          Form                          Reference
          ----                          ---------

          Form S-8                      No. 33-5291

          Form S-8                      No. 33-4549

          Form S-8                      No. 33-22238

          Form S-8                      No. 33-5765

          Form S-8                      No. 33-41182

          Form S-8                      No. 333-66735

          Form S-3                      No. 33-5289

          Form S-3                      No. 33-5290

          Form S-3                      No. 33-18280

          Form S-3                      No. 33-25730

          Form S-3                      No. 33-21723

          Form S-3                      No. 33-27244

          Form S-3                      No. 33-33948

          Form S-3                      No. 333-51281

          Form S-3                      No. 333-72304


of Pitney Bowes Inc. of our report dated January 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Stamford, Connecticut
March 12, 2002

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